As filed with the Securities and Exchange Commission on December 7, 2001

                                                      Registration No. 333-65814


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                  IVOICE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       7373                     52-1750786
 (State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
     of incorporation or            Classification Code         Identification
        organization)                    Number)                     No.)


                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ----------------

                                JEROME R. MAHONEY
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                                   COPIES TO:

        SCOTT S. ROSENBLUM, ESQ.                 LAWRENCE A. MUENZ, ESQ.
  Kramer Levin Naftalis & Frankel LLP              Meritz & Muenz LLP
            919 Third Avenue                       Three Hughes Place
        New York, New York 10022                Dix Hills, New York 11746
             (212) 715-9100                          (631) 242-7384

      Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling stockholders after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          DEREGISTRATION OF SECURITIES

      This post-effective amendment No. 1 (the "Post-Effective Amendment") to the registration statement on Form SB-2 (Registration No. 333-65814) (the "Registration Statement") of iVoice, Inc. (the "Company") is being filed to deregister 35,250,000 shares of the Company's Class A common stock, par value $0.001 per share, registered pursuant to the Registration Statement but not sold to Meridian Equities International, Inc. The terms of the offering are described in the prospectus dated September 20, 2001 that was filed as part of the Registration Statement.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Matawan, New Jersey, on December 7, 2001.

                                    IVOICE, INC.


                                    By: /s/ Jerome R. Mahoney
                                       -----------------------------
                                       Jerome R. Mahoney
                                       President



      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                                   Date
---------               -----                                   ----

/s/ Jerome R. Mahoney   Chief Executive Officer, President     December 7, 2001
---------------------   and Director
Jerome R. Mahoney

/s/ Kevin Whalen *      Chief Financial Officer                December 7, 2001
--------------------
Kevin Whalen

* By Jerome R. Mahoney, as attorney-in-fact